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                                                                   Exhibit 10.10

                                 LEASE AGREEMENT

     This Lease Agreement ("Lease") is made and entered into this 29th day of August, 1998, by and between Lot 2 Fremont Holdings, LLC f/k/a ALLEN KEESEN LANDSCAPE, INC., a Colorado corporation ("Lessor") and THE BRICKMAN GROUP, LTD. ("Lessee").

                                   ARTICLE 1.

                       DEMISE, DESCRIPTION, USE, AND TERM

     1.1. Demise. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor that certain land (the "Land"), together with the building(s), structures and related improvements constructed thereon and the appurtenances thereto situate at 15427 East Fremont Drive, in the County of Arapahoe, State of Colorado, as more particularly described in Exhibit A hereto (collectively with the Land, the "Premises").

     1.2. Use. The Premises may be used for all lawful uses.

     1.3. Term. The term of this Lease shall be for five (5) years (plus the initial partial month, if applicable) commencing on the date Lessee begins occupying the Premises, which shall be three (3) days following Substantial Completion (as hereafter defined) of Landlord's Work (the "Commencement Date") and ending at 12:0l a.m. on the fifth anniversary of the Commencement Date (the "Expiration Date") (the "Lease Term") unless sooner terminated as provided herein.

     1.4. Termination. Lessee may terminate this Lease at any time during the Lease Term upon thirty (30) days prior written notice to the Lessor on or after the occurrence of a default or breach by Lessor under any of the Transaction Documents (as defined in Section 17.5 hereof), which continues beyond any applicable cure period.

                                   ARTICLE 2.

                                      RENT

     2.1. Basic Rent.

           (a) Lessee agrees to and shall pay Lessor, at Lessor's address for notices provided below, or at such other place as the Lessor shall designate from time to time in writing, as rent for the Premises (the "Basic Rent"), the annual rental of One Hundred Twenty Thousand Dollars ($120,000) payable without notice or demand, in equal monthly installments of Ten Thousand Dollars ($10,000) each, in advance on the first (1st) day of each calendar month during the first lease year of the Lease Term.

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           (b) At the one year anniversary of the Commencement Date, and at each annual anniversary thereafter, the Basic Rent shall be increased to reflect any increase in the Index (as defined below). The adjustment in Basic Rent shall be calculated as the annual Basic Rent of the immediately preceding lease year multiplied by a quotient equal to: (i) the Index for the first full month of the then current lease year; divided by (ii) the Index for the first full month of the immediately preceding lease year.

           (c) For the purposes hereof, the "Index" referred to hereinabove shall be that which is presently designated as the All Urban Consumer Average (CPI-U) and specifically that portion of the Index relating to Denver, Colorado, published by the U.S. Department of Labor, Bureau of Labor Statistics. In the event that publication of the said Consumer Price Index is modified or discontinued in its entirety, the adjustment provided for herein shall be made on the basis of changes in the most comparable and recognized index of the purchasing power of the United States consumer dollar published by the U.S. Department of Labor or other governmental agency, if said Department of Labor ceases to publish such index. In the event that such index contemplated herein is not reported for the months set forth in the fraction above, the parties agree to utilize the Index reported for the month nearest to the date for which said Index is required by the terms of this Lease.

           (d) Notwithstanding anything to the contrary contained herein, no adjustment shall be made to the Basic Rent which would: (i) reduce it below the Basic Rent due for the immediately preceding lease year; or (ii) increase the annual Basic Rent above One Hundred Forty Five Thousand Dollars ($145,000). Any such adjustment shall be rounded off to the nearest whole dollar. In the event of an upward adjustment of the Basic Rent, the Tenant shall pay to the Landlord, within thirty (30) days of the receipt of the notice thereof, the additional rent owed for the months which have elapsed in the then current lease year, it being agreed that Lessee's failure to pay the increased amount of monthly Basic Rent for the then current lease year prior to receipt of such notice shall not trigger a default hereunder.

     2.2. Additional Rent. During the Lease Term, Lessee agrees to pay, as additional rent, in addition to the Basic Rent hereinbefore provided, the following (collectively, with all other amounts payable by Lessee hereunder other than Basic Rent, "Additional Rent"):

           (a) Taxes and Charges. All (i) real property taxes, use and occupancy taxes, special taxes, excise taxes, and assessments including street improvement liens and assessments, if any, levied or assessed upon or against the Premises and/or Lessor's or Lessee's estates in or use and occupancy of the Premises and
(ii) personal property and sales or use taxes with respect to personal property located on the Premises. The same shall be paid by the Lessee directly to the taxing or collecting authority (and shall be deemed to be Additional Rent hereunder) on or before the date when penalties and interest shall become payable with respect thereto. Lessee shall, upon request by Lessor, provide Lessor with evidence of timely payment of the foregoing. Lessor shall forward all bills for the foregoing to Lessee not less than fifteen (15) days from the

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earliest due date of such tax assessment or imposition. Notwithstanding the foregoing, Lessee shall have no obligation to pay or reimburse Lessor for any unrelated business income, franchise, estate, inheritance, successor or capital levy tax of Lessor, or any net income or excess profits tax assessed against Lessor.

           (b) Casualty Insurance Premiums. All casualty and public liability insurance premiums on or with respect to Lessee's activities at the Premises required to be provided by Lessee hereunder.

           (c) Water and Sewer Charges. All water and sewer rentals or charges for use of water, sewers, sewer system, and sewage treatment facilities servicing the Premises.

           (d) Heat, Electricity, and Other Utilities. All expenses and charges relating to heating, air conditioning, electricity, gas, steam and other energy consumption or utilities related to or servicing the Premises, and all telephone charges, together with any and all connection fees and metering charges.

     2.3. Triple Net Lease. Lessee hereby acknowledges and agrees that this Lease is intended to be a triple net lease" with the result that the Basic Rent shall be absolutely net to Lessor of all costs and expenses incident to the ownership and operation of the Premises (other than income, franchise, estate, inheritance, successor, capital levy or excess profit taxes assessed against Lessor and any debt service on any mortgage granted by Lessor on the Premises) and Lessee shall be fully responsible for each and every cost and expense related to the use and operation of the Premises except as expressly set forth in Section 7.1 to the contrary.

                                   ARTICLE 3.

                              TAXES AND ASSESSMENTS

     3.1. Proration of First and Last Year Taxes. All such taxes and assessments for the first and last years of the Lease Term shall, to the extent applicable, be prorated between Lessor and Lessee on the basis of the ratio between the time the Premises are leased to Lessee within such tax year and the time the Premises are not so leased.

     3.2. Contesting Levy, Assessment, or Charge. Lessor shall have the exclusive privilege of protesting, contesting, objecting to, or opposing the legality or amount of any such taxes, assessments, or public charges to be paid by Lessee hereunder. Notwithstanding the foregoing, if Lessee shall, in good faith, give Lessor notice that Lessee deems the same to be illegal or excessive, and that it desires to contest such taxes, assessments or other charges (and in fact commences such contest in a timely manner and in accordance with local requirements), Lessor shall, to the extent permitted by law, allow Lessee to defer payment of any such tax, assessment,

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fee, or charge and permit Lessee to contest the same, but only for so long as the legality or the amount thereof is so contested by Lessee in good faith and without subjecting the Premises to forfeiture, lien or execution; provided, however, that if at any time payment of the whole or any part thereof shall become necessary in order to prevent the forfeiture, execution or seizure of the Premises or the termination of the right of redemption or the eviction of Lessee or Lessor, Lessor shall nevertheless be entitled to pay the same after providing Lessee with at least thirty (30) days prior written notice. Any such contest, whether before or after payment, may be made in the name of Lessor or Lessee, or both, as Lessee may determine, but Lessee shall notify Lessor of its election at least thirty (30) days prior to the commencement of the proceeding and Lessor shall cooperate reasonably in such contest. Any such contest shall be at the sole cost and expense of Lessee. Each refund of any tax, assessment, fee, or charge so contested shall be retained by Lessee to the extent it relates to a period within the term of this Lease.

                                   ARTICLE 4.

                                    INSURANCE

           4.1. Lessee Obligations. Lessee agrees to and shall, within ten (10) days from the Commencement Date, secure from one or more reputable and financially responsible insurance companies licensed to do business in the jurisdiction in which the Premises is located and maintain during the entire Lease Term, the insurance coverages identified on Exhibit B hereto.

           4.2. Additional Insured. Lessee agrees that Lessor shall be named as an additional insured on all liability insurance policies described on Exhibit B, as its interest may appear, and Lessor shall be named as co-loss payee on all casualty insurance policies described on Exhibit B covering the Premises.

           4.3. Policies and Certificates of Insurance. The original policies may be retained by Lessee; provided Lessee shall deposit with Lessor true and complete copies of all policies, and furnish Lessor with proof of pre-payment of the premium or premiums on any such policies as paid with proof of new coverage not less than 30 days prior to expiration or termination of any then existing coverage. Lessee shall also provide Lessor with original certificates of insurance evidencing the foregoing coverages and providing that coverage may not be suspended, cancelled, terminated or modified without 30 days prior written notice to Lessor.

           4.4. Failure to Secure. If Lessee at any time during the Lease Term should fail to secure or maintain the foregoing insurance, or perform in a timely manner any other requirements under this Article, the Lessor shall, subject to the applicable notice and cure period set forth in Article 13 hereof, be permitted to obtain such insurance or perform such requirements in the Lessee's name or as the agent of the Lessee and shall be compensated by the Lessee for the cost thereof.

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     4.5. Proceeds. Claims under any casualty insurance policies (except for those claims relating to Lessee's property) shall be adjusted, coordinated with and approved solely by Lessor. All proceeds (except for those proceeds relating to Lessee's property) from any casualty policy or policies shall be payable to Lessor (or to Lessor and its mortgage lender jointly), who shall make such proceeds available to Lessee for restoration of the Premises or retain such proceeds as provided below.

     4.6. Fire and Casualty Damage. If, during the Lease Term, the Premises are damaged or destroyed by fire, flood, or other casualty:

     (a) Lessee shall give prompt written notice thereof to Lessor; and

     (b) Lessee may elect (i) to restore the Premises to their pre-casualty condition, subject to differences not having an adverse, material effect on the Premises, in which case Lessee shall be entitled to all insurance proceeds related to the casualty, or (ii) terminate the Lease by giving Lessor at least thirty (30) days prior written notice of such election to terminate the Lease, in which case all insurance proceeds shall be retained by Lessor (or by Lessor jointly with its mortgage lender).

     4.7. Waiver of Subrogation. Each party hereby releases the other hereunder from any liability which the injured party may have for property damage caused by fire or other casualty with respect to which the injured shall be insured under a policy of insurance containing provisions waiving subrogation. In connection with the foregoing, any policy of casualty insurance obtained by Lessee in accordance herewith and any insurance policy obtained by Lessor for the Premises shall contain a waiver of subrogation provision.

                                   ARTICLE 5.

                          UTILITIES; OTHER OBLIGATIONS

     5.1. Utilities. Lessee shall pay all charges accruing during the Lease Term for telephone, gas, electricity, steam, heat, sewage, and water used in or on the Premises as provided in Article 2 above and shall arrange and pay for the removal of snow, ice and rubbish from the Premises.

     5.2. Compliance with Laws. Lessee agrees that it will comply in all material respects with any laws applicable to the operation of its business on the Premises.

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                                   ARTICLE 6.

                               WASTE AND NUISANCE

     Lessee shall not commit, or suffer to be committed, any material waste on the Premises, nor shall it maintain, commit, or permit the maintenance or commission of any material nuisance on the Premises or use the Premises for any unlawful purpose or for any other purpose not expressly authorized hereunder.

                                   ARTICLE 7.

                                     REPAIRS

     7.1. Lessee's Duty to Repair and Maintain. Lessee agrees during the Lease Term hereof to keep the Premises in good operating order and repair, reasonable wear and tear excepted. The foregoing obligation to maintain the Premises shall include any structural repairs or additions which are necessary solely to comply with applicable laws, codes, ordinances and regulations enacted after the date hereof affecting the Premises including building, fire and life safety codes, but shall exclude any other structural repairs or replacements. Lessee further agrees to keep the Premises clean and to repair or replace all broken or damaged doors, windows, HVAC systems, plumbing fixtures and pipes, flooring, stairways, elevators, railings, or other portions of the Premises. Lessee also agrees to maintain and repair the curbs and pavements in and about the Premises, together with facilities appurtenant thereto, including entry ways and awnings. Except for those structural items which are the responsibility of Lessee as provided above, Lessor shall be solely responsible for any structural repairs or replacements including the replacement of the roof, if necessary.

                                   ARTICLE 8.

                     ALTERATIONS, IMPROVEMENTS, AND FIXTURES

     8.1. Trade Fixtures. Lessee shall have the right at any time and from time to time during the Lease Term, at its sole cost and expense, to affix and install trade fixtures and equipment to, in, or on the Premises as it shall in its reasonable discretion deem advisable, but in any event, consistent with all applicable laws, codes and ordinances. Any such trade fixtures and equipment installed in or affixed to or on the Premises shall remain the property of Lessee, and Lessor agrees that Lessee shall have the right at any time, and from time to time during the Lease Term to remove any and all such fixtures, equipment and other property in the ordinary course of its business; provided, however, that Lessee shall at its expense repair all damage caused by removal thereof. Any such trade fixtures and equipment not removed from the Premises prior to the expiration or sooner termination of the Lease Term shall be deemed to have been abandoned by Lessee and shall

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thereupon become the absolute property of Lessor without compensation to Lessee.

     8.2. Improvements. Lessee shall not make any structural changes, additions or improvements to the Premises or otherwise perform any work which would materially impair the value or functional utility of the Premises without Lessor's consent, which consent may be withheld in Lessor's reasonable discretion. Lessee shall have the right at its own cost and expense from time to time during the Lease Term to construct on the Premises such non-structural alterations, additions, and changes therein as it deems necessary or convenient for its purposes, provided, however, that such improvements, alterations and additions shall (i) be performed in accordance with all applicable laws, codes, ordinances and regulations and without liens attaching to the Premises or any portion thereof (ii) be made in a careful, workmanlike manner; and (iii) not materially impair the value or functional utility of the Premises.

                                   ARTICLE 9.

                                OUIET POSSESSION

     Lessor shall, on the Commencement Date of the Lease Term as hereinabove set forth, place Lessee in quiet possession of the Premises and, provided Lessee is not in default hereunder, shall secure Lessee in the quiet possession thereof against all persons lawfully claiming the same by, through or under Lessor, during the entire Lease Term.

                                   ARTICLE 10.

                                  LESSOR'S WORK

     10.1. Lessor, at Lessor's expense, shall construct and install all of the buildings, structures and improvements to be located at the Premises ("Lessor's Work") described in and in compliance with the requirements listed on Exhibit C attached hereto (the "Requirements"), and otherwise in accordance with plans and specifications shown on Exhibit D attached hereto (the "Lessor's Plan"). In the event of any conflict or inconsistency between the Requirements and Lessor's Plan, the former shall govern and control, unless and until Lessee agrees otherwise in writing. All Lessor's Work shall be Substantially Completed by September 1, 1998 (the "Scheduled Completion Date") and shall be performed in a good and workmanlike manner, in compliance with all applicable laws, ordinances, rules, regulations and other requirements of governmental authorities having jurisdiction.

     10.2. The Premises shall be deemed to be Substantially Completed ("Substantially Completed" or "Substantial Completion") when (a) all Lessor's Work has been completed, except for: (i) any changes or additions to the Lessor's Work submitted by Lessee to Lessor, and (ii) minor items of decoration, the absence of which does not prohibit Lessee from occupying the Premises or adversely affect the habitability of the Premises, as such items of decoration are identified in a "punch list" (as that term is commonly used in the construction industry) (the "Punch List") created

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pursuant to an inspection of the Premises by Lessor and Lessee, or their designated representatives; and (b) Lessor shall have obtained and provided a copy to Lessee of a Certificate of Occupancy for the Premises permitting its use as described in Section 1.2, which Certificate of Occupancy shall be in effect at all times during the Lease Term. The date of Substantial Completion shall be the date on which the Punch List is initialled by Lessor and Lessee. The Punch List shall be initialled by Lessor and Lessee on the day which is three (3) days prior to the date that Lessee begins occupying the Premises, and Lessor shall complete or correct all Punch List items within thirty (30) days after the date the Punch List is so initialled.

     10.3. If the Premises are not Substantially Completed on or before the Scheduled Completion Date, then Basic Rent and Additional Rent shall abate for a period of time equal to the number of days from the Scheduled Completion Date until the date of Substantial Completion. In addition, (a) Lessor shall provide to Lessee office/warehouse space comparable to the Premises in any building owned by Lessor and located in the proximity of the Building, for occupancy by Lessee until the date of Substantial Completion (and Lessor shall pay rent and all other costs associated with Lessee's occupancy of such space), and (b) Lessor shall reimburse Lessee promptly after Lessor's receipt of Lessee's invoices therefor for all costs and expenses paid or incurred by Lessee from and after the Scheduled Completion Date in connection with Lessee's holdover or other temporary occupancy of any office/warehouse space, including, without limitation, rent and other sums payable under Lessee's lease of such space and damages payable by Lessee to the landlord of such space.

     10.4. If the Premises are not Substantially Completed on or before the one hundred and twentieth (120th) day after the Scheduled Completion Date, then Lessee shall have the right to terminate this Lease by giving written notice of such termination to Lessor within ten (10) days thereafter, with such termination becoming effective on the tenth (10th) day after receipt by Lessor of such notice. If Lessee so terminates this Lease, then on or before the fifth
(5th) day after the day such termination becomes effective, Lessor shall refund all amounts, if any, previously paid by Lessee to Lessor pursuant to this Lease.

     10.5. If Lessor does not substantially complete or correct all Punch List items on or before the thirtieth (30th) day after the Punch List is initialled by Lessor and Lessee then (a) Basic Rent shall abate for a period of time equal to the number of days from the date upon which the Punch List items are required to be substantially completed or corrected until the date on which all Punch List items are completed or corrected to Lessee's reasonable satisfaction, and
(b) Lessee shall have the right to complete or correct all Punch List items, and Lessee shall offset the sum of Lessee's payments to contractors for such correction or completion of Punch List items against Lessee's next installment(s) of Basic Rent.

                                   ARTICLE 11.

                              SURRENDER OF PREMISES

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     Lessee agrees to and shall, upon the expiration or sooner termination of the Lease Term, promptly surrender and deliver the Premises to Lessor without demand therefor in good condition, ordinary wear and tear excepted.

                                   ARTICLE 12.

                                  CONDEMNATION

     12.1. Effect on Lease. If during the Lease Term or any extension or renewal thereof, all or substantially all of the Premises should be taken for any public or quasi-public use under any law, ordinance, or regulation or by the right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate effective as of the date of the taking or sale of the Premises by or to the condemning authority. In the event of any other condemnation or taking, this Lease shall remain in full force and effect, but the Basic Rent hereunder shall be equitably adjusted to reflect the diminution in value of the Premises for purposes of Lessee's business operations.

     12.2. Allocation of Awards. Lessor alone shall be entitled to negotiate, receive and retain all condemnation proceeds and awards and Lessee shall make no claim with respect thereto provided that Lessee may make a separate claim for the value of any leasehold improvements made by Lessee and any trade fixtures which cannot be removed from the Premises in a commercially practicable manner, such right to claim being hereby assigned to Lessor.

                                   ARTICLE 13.

                             DEFAULTS AND REMEDIES

     If Lessee or its permitted successors in interest shall (i) allow any Basic Rent or Additional Rent to be in arrears more than fifteen (15) days after receipt of Written notice thereof from Lessor, (ii) assign or sublet or purport to assign or sublet this Lease or the Premises in violation of this Lease, (iii) commence, or have commenced against it, a proceeding in bankruptcy under 11 U.S.C. (Candle) 101 et seq. which, in the case of an involuntary action, is not stayed or dismissed within sixty (60) days from the date such proceeding is commenced, or (iv) otherwise be in default under any other condition of this Lease for a period of thirty (30) days after receipt of Written notice thereof from Lessor or, if such default cannot reasonably be cured within such thirty
(30) day period, such longer period of time as Lessee may require (not to exceed ninety (90) days), provided that Lessee commences to cure such default within such thirty (30) day period and diligently proceeds to cure such default until completed (any of the foregoing being herein referred to as an "Event of Default"), then Lessor may, but shall not be obligated to:

     (a) terminate this Lease without further notice to Lessee and maintain an


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action for payment of any then accrued and unpaid Basic Rent and Additional
Rent. In no event shall Lessor be entitled to receive any damages in respect of any future Basic Rent or Additional Rent from and after the date of termination; or

               (b) make any such payment or perform any such act on Lessee's part without waiving its rights based upon such Event of Default and without releasing Lessee from its obligations under this Lease. Except as may be specifically provided to the contrary in this Lease, Lessee shall pay to Lessor, promptly after delivery by Lessor to Lessee of statements therefor, sums equal to expenditures reasonably made by Lessor in connection with the curing of an Event of Default pursuant to the provisions of this Article.

     Lessor shall be obligated to mitigate its damages resulting from an Event of Default hereunder by Lessee.


                                   ARTICLE 14.

                        INSPECTION AND REPAIRS BY LESSOR

     Upon twenty-four (24) hours prior notice (except in the case of emergencies), Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same, showing such Premises to prospective buyers, lenders or, during the last six (6) months of the Lease Term, tenants, or for the purpose of maintaining or making repairs or alterations to the buildings; provided that Lessor shall be under no obligation to perform any such repairs or alterations, except as provided herein. Under such circumstances, Lessor shall make all reasonable efforts not to interfere with Lessee's operations at, and use of the Premises.

                                   ARTICLE 15.

                             ASSIGNMENT AND SUBLEASE

     15.1. Lessee shall not assign this Lease or sublet all or any portion of the Premises without first obtaining Lessor's prior written consent thereto, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the Lessee may sublet all or any portion of the Premises at any time and without the consent of the Lessor if Lessee is not in default under this Lease. If Lessor does not respond to Lessee in writing within thirty (30) days after Lessor's receipt of Lessee's written notice of a proposed assignment or sublet, Lessor shall be deemed to have consented to such proposed assignment or sublet. If Lessor's consent is given, it will not be deemed a consent to any further subletting or assignment. If Lessor consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Lessor and that any assignee assume in writing all obligations of Lessee hereunder.

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          15.2. Notwithstanding anything to the contrary stated above, Lessee may assign this Lease or sublet all or a portion of the Premises without Lessor's consent (a) to any entity controlling, controlled by or under common control with Lessee, or (b) as a result of any transfer or change in control of Lessee, by operation of law or otherwise, including, without limitation, any merger, consolidation, dissolution or any change in the controlling interest of Lessee (in any single transaction or a series of related transactions).

                                   ARTICLE 16.

                                  ENVIRONMENTAL

          16.1. Lessor represents and warrants that as of the date hereof and Lessor agrees to reaffirm to Lessee in writing that on the Commencement Date:

                16.1.1 Lessor holds and is in compliance with all environmental permits, certificates, licenses, approvals, registrations and authorizations ("Permits") required under all applicable laws, rules and regulations in connection with the Premises, all of such Permits are in full force and effect and all renewal applications have been timely filed.

                16.1.2 To the best of Lessor's knowledge, after due investigation, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged violation by the Lessor or by anyone else in relation to the Premises of any environmental statute, ordinance, rule, regulation or order of any governmental entity.

                16.1.3 Neither Lessor nor, to Lessor's knowledge, any other party has received any request for information, notice, demand, or notification, order or complaint alleging that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any hazardous or toxic substance or waste or any pollutant or contaminant, including petroleum products and radioactive materials ("Hazardous Substances") to, at, on, in, under, or from the Premises.

                16.1.4 No polychlorinated biphenyls ("PCBs") or asbestos-containing materials are present at the Premises, nor are there any underground storage tanks, active or abandoned, at the Premises.

                16.1.5 To the best of Lessor's knowledge, no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") at, on, about or under the Premises.

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               16.1.6 To the best of Lessor's knowledge after due investigation, no oral or written notification of a Release or threat of Release of a Hazardous Substance has been filed by or in relation to the Premises, nor is the Premises listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

               16.1.7 No consent, approval or authorization of, or registration or filing with any person, including any environmental governmental authority or regulatory agency, is required in connection with the execution and delivery of this Lease or the consummation of the transactions contemplated hereby. Lessor has or will prepare and file all applications for permit transfers in adequate time for transfer to occur prior to closing hereunder.

               16.1.8 Except as listed in Exhibit E and heretofore provided to Lessee, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to the Premises.

               16.1.9 Lessor knows of no facts or circumstances related to environmental matters concerning the Premises that could lead to any future environmental claims, liabilities or responsibilities against Lessor or Lessee.

               16.2. Lessee represents and warrants that as of the date hereof and will reaffirm in writing to Lessor that on the Commencement Date:

               16.2.1 Lessee will comply in all material respects with all environmental statutes, rules, regulations and orders of any federal, state or municipal government applicable to its operations or activities at the Premises, as in effect during the Lease Term.

               16.2.2 During the Lease Term, Lessee will make any required report of any ("Release") or threat of Release of any Hazardous Substance caused by its activities or operations at the Premises to the appropriate environmental agencies and provide notice of such Release or threat of Release to Lessor. Lessee will assume responsibility for any investigation, clean-up or other action to the extent based on such Release or threat of Release.

               16.2.3 Lessee will not install any Hazardous Substance storage tank, nor asbestos containing materials nor polychlorinated biphenyl ("PCB") containing equipment at the Premises without the advance written permission of Lessor.

         16.3. Indemnification, Waiver and Release:

               16.3.1 Lessor does hereby agree to indemnify, defend and save harmless Lessee, its directors, officers, employees, shareholders, successors and assigns from all losses, costs, damages and expenses, fines, penalties, and attorneys' and litigation fees resulting from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental action, (collectively, "Claims"), that are asserted against Lessee or the Premises as a result of Lessor's breach of any representation, warranty, or covenant hereof; or arising out of the operations or activities or presence of Lessor or any other tenant or any agent, representative of Lessor or such other tenant at the Premises; or arising from environmental conditions or violations at the Premises, including without limitation the presence of Hazardous Substances at, on, in, to, from or under the Premises or the discharge or Release of Hazardous Substances from the Premises; provided, however, that Lessor shall not be obligated to indemnify Lessee under this paragraph if Lessor demonstrates that the Claim was based on the actions or operations of Lessee or its agents, representatives or employees at the Premises.

               16.3.2 Lessor hereby waives and releases Lessee from any and all Claims, known and unknown, foreseen or unforeseen, which exist or which may arise under common or statutory law, including CERCLA or any other statutes now or hereafter in effect, other than claims based on Lessee Environmental Conditions (as defined below).

               16.3.3 Lessee does hereby agree to indemnify, defend and save harmless Lessor from all Claims that are asserted against Lessor or the Premises as a result of Lessee's breach of any representation, warranty or covenant hereof; or arising out of the operations or activities of the Lessee at the Premises; or arising from environmental conditions or violations at the Premises including without limitation the presence of Hazardous Substances at, to, in, from or, or under the Premises providing that Lessor demonstrates that such environmental condition, or violation was based on events or conditions first occurring during the Lease Term and only to the extent based on the activities or operations of Lessee at the Premises ("Lessee Environmental Conditions").

               16.3.4 Lessee hereby waives and releases Lessor from any and all Claims, known and unknown, foreseen or unforeseen, which exist or which may arise under common or statutory law, including CERCLA or any other statutes now or hereafter in effect, to the extent based on Lessee Environmental Conditions.

               16.3.5 The indemnities contained herein and the environmental representations, warranties and covenants of Lessor and Lessee shall survive termination of this Lease.

                                  ARTICLE 17.

                                 MISCELLANEOUS

               17.1. Notices. All notices and other communications from one party to the other shall be in writing and shall be deemed to have been duly and sufficiently given if mailed by United States Registered Mail or Certified Mail, postage prepaid, or delivered by overnight express mail courier service and addressed to the party to be notified as follows:

                                  If to Lessee:

                            The Brickman Group, Ltd.
                            375 S. Flowers Mill Road
                               Langhorne, PA 19047
                   Attention: Mark A. Hjelle, General Counsel

                                  If to Lessor:

                                 4222 E. Orchard
                           Littleton, Colorado 80121
                           Attention: Allen L. Keesen

                                 with a copy to

                           Andrew C. Hamrick, Esquire
                            5675 D.T.C. Blvd., #115
                           Englewood, Colorado 80111


Notices and other communications sent by registered or certified mail shall be effective five (5) business days after being Deposited in the U.S. Mail. Notices and other communications sent by hand delivery or overnight courier service shall be effective on the date of delivery (if a business day) or the next business day after delivery (if delivery does not occur on a business day).

               17.2. Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               17.3. Governing Law. This Lease shall be construed under and in accordance with the laws of the State of Colorado, without regard to its conflicts of laws principles.

               17.4. Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. The captions of this Lease are for convenience only and shall not be construed as part of this Lease or as defining or limiting in any way the scope or intent of the provisions hereof.

     17.5. Sole Agreement of the Parties/No Amendment. This Lease and that certain Asset Purchase Agreement and any document executed pursuant thereto (collectively, the "Transaction Documents") by and between Lessor and Lessee constitute the sole and only agreements of the parties hereto with respect to the subject matter hereof and supersede any prior understandings or written or oral agreements between the parties respecting the within subject matter. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing and signed by the parties to be bound.

     17.6. Waiver of Default. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any other breach of the same or any other term condition, or covenant contained herein.

     17.7. No Recordation. This Lease shall not be recorded without the prior written prior consent of Lessor and any recordation hereof or of any Memorandum of Lease without Lessor's consent shall be deemed an Event of Default hereunder.

     17.8. Estoppel Certificates. Either party shall, at any time and from time to time, upon not less than twenty (20) days' prior written request from the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications); (b) all rent under the Lease has been paid to such date; (c) the Commencement Date and Expiration Date of the Lease; and (d) whether to the party's knowledge the requesting party is in default or whether the party has any claims or demands against the requesting party and, if so, specifying the event of default, claim, or demand.

     17.9. Signs and Advertising. Lessee shall be permitted, at Lessee's expense, from time to time to erect, remove and re-erect signs in accordance with applicable law, on or at the Premises in each case bearing Lessee's name or an abbreviation or portion thereof or logo as the same may change from time to time. Lessee shall maintain and repair said signs.

     17.10. Legal Compliance. Lessor represents, warrants and covenants that on the date hereof and on the Commencement Date, the Premises will comply with all applicable laws, rules, regulations, orders and ordinances of all governmental authorities having jurisdiction over the Premises.

     17.11. No Brokers. Each party represents and warrants to the other that it has not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party's breach of its representation or warranty contained in this Section 17.11.

     IN WITNESS WHEREOF, the undersigned Lessor and Lessee have executed this Lease Agreement under their respective seals as of the day and year first above written.

                                    LESSOR

                                    LOT 2, FREMONT HOLDINGS, LLC

                                    By: /s/ Allen L. Keesen
                                        -------------------------
                                        Allen L. Keesen
                                        Member

                                    LESSEE

                                    THE BRICKMAN GROUP, LTD.

                                    By: /s/ Mark A. HJelle
                                        -------------------------
                                        Name: Mark A. HJelle
                                        Title: Vice President

                                    EXHIBIT A

                               Description of Land

Lot 2, Cherry Creek Business Center, Filing Number 6, Arapahoe County, Colorado. Also known as 15427 East Fremont Drive, Englewood, Colorado.

                                    EXHIBIT B

                         Schedule of Required Insurance

General liability coverage of $2,000,000 aggregate, $1,000,000 per occurrence, listing Lessor as "Additional Insured" and full property damage coverage for the replacement value of the Premises (exclusive of costs of excavations, foundations, underground utilities, footings and other similar costs).

                                    EXHIBIT C

                                The Requirements

One 10,150 square foot main building consisting of approximately 7,000 square feet of office space and 3,150 square feet of warehouse space, steel stud construction with masonry and plaster exterior. One 3,000 square foot warehouse, steel stud construction with steel skin.

                                    EXHIBIT D

                                  Lessor's Plan

Those 27 pages of work drawing entitled Allen Keesen Landscape, Inc., Arapahoe County, Colorado, Building Construction Documents, assembled by Intergroup, Inc., Architects supplied by Lessor to Lessee.

                                    EXHIBIT E

                            Environmental Exceptions

No environmental studies of the property have been undertaken other than those conducted by Alden Environmental Management, Inc. at the request of The Brickman Group, Ltd.